Exhibit 99.1
Evolv Technology Reports Fourth Quarter Financial Results

— Company Raises Outlook for 2026 —

•Q4'25 Revenue of $38.5 million, up 32% year-over-year
•Q4'25 Ending ARR1 of $120.5 million, up 21% year-over-year
•Q4'25 Net Income of $10.9 million, with Net Profit Margin of 28%
•Q4'25 Adjusted EBITDA2 of $1.8 million, with Adjusted EBITDA Margin2 of 5%
•Q4'25 Ending Cash, Cash Equivalents and Marketable Securities of $69.0 million, up $12.8 million sequentially
Waltham, Massachusetts – March 10, 2026 – Evolv Technologies Holdings, Inc (NASDAQ: EVLV), a leading security technology company pioneering AI-based solutions designed to help create safer experiences, today announced financial results for the year ended December 31, 2025.
“We are pleased to be reporting solid fourth quarter results, which capped a year of significant improvement across the Company,” said John Kedzierski, President and Chief Executive Officer of Evolv Technology. ”We continue to deliver advanced weapons screening capabilities at scale for more than 1,200 customers worldwide through a tightly integrated platform that combines proprietary hardware, real‑world visitor data sets, and AI‑driven software, delivered via long‑term subscriptions that foster durable customer relationships and high‑quality recurring revenue. Looking ahead, we believe AI‑based weapons screening will continue to become increasingly prevalent, and we look forward to capitalizing on this still‑nascent market opportunity to help make the world a safer place to live, work, learn, and play."

Results for the Fourth Quarter of 2025
Total revenue for the fourth quarter of 2025 was $38.5 million, an increase of 32% compared to $29.1 million for the fourth quarter of 2024. Revenue for the fourth quarter of 2025 was primarily driven by strong new customer additions and continued expansion of deployments across the existing customer base. Annual Recurring Revenue (“ARR”)1 was $120.5 million at the end of fourth quarter of 2025, an increase of 21% compared to $99.4 million at the end of the fourth quarter of 2024. Net income for the fourth quarter of 2025 was $10.9 million, or $0.06 per basic share and $0.06 per diluted share, compared to net loss of $(15.7) million, or $(0.10) per basic and diluted share, in the fourth quarter of 2024. Adjusted earnings (loss)2 for the fourth quarter of 2025 was $(5.3) million, or $(0.03) per diluted share, compared to adjusted earnings (loss)2 of $(4.4) million, or $(0.03) per diluted share, for the fourth quarter of 2024. Adjusted EBITDA2 for the fourth quarter of 2025 was $1.8 million compared to $0.4 million in the fourth quarter of 2024. As of December 31, 2025, the Company had cash, cash equivalents and marketable securities of $69.0 million.
Results for 2025
Total revenue for the twelve months ended December 31, 2025 was $145.9 million, an increase of 40% compared to $103.9 million for the twelve months ended December 31, 2024. Net loss for the twelve months ended December 31, 2025 was $(33.1) million, or $(0.20) per basic and diluted share, compared to $(54.0) million, or $(0.34) per basic and diluted share, in the twelve months ended December 31, 2024. Adjusted earnings (loss)2 for the twelve months ended

December 31, 2025 was $(16.8) million, or $(0.10) per diluted share, compared to adjusted earnings (loss)2 of $(35.3) million, or $(0.23) per diluted share, for the twelve months ended December 31, 2024. Adjusted EBITDA2 for the twelve months ended December 31, 2025 was $11.1 million compared to $(21.0) million in the twelve months ended December 31, 2024.
The following table summarizes the breakdown of recurring and non-recurring revenue3 for each period presented:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Recurring revenue	$29,547	$23,678	25%	$112,098	$87,419	28%
Non-recurring revenue	8,957	5,422	65%	33,807	16,446	106%
Total revenue	$38,504	$29,100	32%	$145,905	$103,865	40%
The following table summarizes operating cash flows for each period presented:

	Twelve Months Ended December 31,
	2025	2024
Net loss	$(33,138)	$(54,017)
Adjustments to reconcile net loss to net cash provided by operating activities	38,542	22,504
Changes in operating assets and liabilities	13,265	660
Net cash provided by (used in) operating activities	$18,669	$(30,853)
Company Comments on Outlook for 2026
The Company today commented on its business outlook for 2026. The Company's outlook is based on the current indications for its business, which may change at any time. The Company expects total revenues in 2026 to be between $172 to $178 million, reflecting growth of approximately 18% to 22% year-over-year. The Company expects ending ARR at December 31, 2026 to increase to approximately $145 to $150 million, reflecting growth of approximately 20% to 25% year-over-year. The Company continues to expect ARR growth to exceed total revenue growth as previously disclosed changes to the Company's selling model and pricing continue to reshape contractual revenue recognition toward a higher mix of recurring revenue and reduced one‑time revenue. The Company currently expects approximately 50% of the Company’s new unit deployments in 2026 to be delivered under the Company’s pure subscription model, with the remaining 50% deployed through the Company’s purchase‑subscription model. The Company expects to deliver positive full year Adjusted EBITDA1 in 2026 with Adjusted EBITDA1 margins in the high single digits.

Estimate	Issued November 13, 2025	Issued March 10, 2026
Total Revenue (Millions)	$160-$165	$172-$178
Ending ARR at 12/31/26 (Millions)	n/a	$145-$150
Adjusted EBITDA Margin[2]	n/a	High Single Digits
Company to Host Live Conference Call and Webcast
The Company’s management team plans to host a live conference call and webcast at 4:30 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business. The conference call will be webcast live at http://ir.evolvtechnology.com.

About Evolv Technology
Evolv Technologies Holdings, Inc (NASDAQ: EVLV) is designed to transform human security to make a safer, faster, and better experience for the world’s most iconic venues and companies as well as schools, hospitals, and public spaces, using industry leading artificial intelligence (AI)-powered screening and analytics. Its mission is to transform security to create a safer world to live, work, learn, and play. Evolv has digitally transformed the gateways in many places where people gather by enabling seamless integration combined with powerful analytics and insights. Evolv’s advanced systems have scanned more than four billion people since 2019. Evolv has been awarded the U.S. Department of Homeland Security (DHS) SAFETY Act Designation as a Qualified Anti-Terrorism Technology (QATT) as well as the Security Industry Association (SIA) 2024 New Products and Solutions (NPS) Award in the Law Enforcement/Public Safety/Guarding Systems category, as well as Sport Business Journal’s (SBJ) 2024 awards for “Best In Fan Experience Technology” and “Best In Sports Technology”. Evolv®, Evolv Express®, Evolv Insights®, Evolv Visual Gun Detection™, Evolv eXpedite™, and Evolv Eva™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit evolv.com.
1 We define Annual Recurring Revenue, or ARR, as subscription revenue and the recurring service revenue related to purchase subscriptions for the final month of the quarter normalized to a one-year period. Our calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, upgrades or downgrades, or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. In addition, the amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades, downgrades or other changes in pending renewals, as well as the effects of professional services revenue and acquisitions or divestitures. As a result, ARR should be viewed independently of, and not as a substitute for or forecast of, revenue and deferred revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

2 Non-GAAP Financial Measures In this press release, the Company’s adjusted gross profit (loss), adjusted gross margin, adjusted operating expenses, adjusted operating income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted earnings (loss), and adjusted earnings (loss) per diluted share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Adjusted gross profit and adjusted gross margin exclude stock-based compensation expense, amortization of capitalized stock-based compensation, loss on impairment of intangible asset, non-recurring employee restructuring and other separation costs, and non-recurring inventory charges, which management believes provides a more meaningful representation of contribution margin. Adjusted operating expenses is defined as operating expenses less stock-based compensation expense, loss on impairment of leased equipment, non-recurring employee restructuring and other separation costs, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of on-going operating expense levels. Other non-recurring legal and regulatory costs include non-recurring legal, accounting and professional fees related to the internal investigation, subsequent restatement, certain non-recurring regulatory, litigation and legal matters, as well as fees related to the resolution of the Securities and Exchange Commission investigation, net of estimated insurance recoveries. Adjusted operating income (loss) is defined as loss from operations, excluding stock-based compensation expense, amortization of capitalized stock-based compensation, loss on impairment of leased equipment, loss on impairment of intangible asset, non-recurring employee restructuring and other separation costs, non-recurring inventory charges, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of operating results. Adjusted EBITDA and Adjusted EBITDA margin is defined as net income (loss) plus depreciation and amortization, stock-based compensation, interest expense (income), provision for income taxes, change in fair value of contingent earn-out liability, change in fair value of contingently issuable common stock liability, change in fair value of public warrant liability, loss on impairment of leased equipment, loss on impairment of intangible asset, loss on disposal of leased equipment, non-recurring employee restructuring and other separation costs, non-recurring inventory charges, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of operating results. Adjusted earnings (loss) and Adjusted earnings (loss) per diluted share are defined as net income (loss) plus stock-based compensation, amortization of capitalized stock-based compensation, change in fair value of contingent earn-out liability, change in fair value of contingently issuable common stock liability, change in fair value of public warrant liability, loss on impairment of leased equipment, loss on impairment of intangible asset, non-recurring employee restructuring and other separation costs, non-recurring inventory charges, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of operating results. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. However, non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures included in this press release. The Company is unable to provide a reconciliation of Adjusted EBITDA to Net Income (Loss) and Adjusted EBITDA Margin to Net Profit Margin, each measure's most directly comparable GAAP financial measure, on a forward-looking basis without unreasonable effort, because items that impact these GAAP financial measures are not within the Company’s control and/or cannot be reasonably predicted. These items may include, but are not limited to, predicting forward-looking share-based compensation, changes in the fair value of contingent earn out liabilities, changes in the fair value of contingently issuable common stock liabilities and changes in fair value of public warrant liabilities. Such information may have a significant, and potentially unpredictable, impact on the Company’s future financial results.
3 Recurring revenue includes the recurring portion of revenue associated with pure subscription contracts and hardware purchase subscription contracts. Non-recurring revenue includes revenue that is non-recurring in nature, such as product revenue, shipping revenue, and revenue from installation, training, and professional services.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release and related presentation materials other than statements of historical facts, including without limitation statements regarding our strategy, goals, demand for our products, market opportunities, and future financial and operational results. Words such as “believe,” “may,” “will,” “expect,” “should,” “could,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “potential,” “continue,” “project,” “target,” “forecast,” “is/are likely to,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. The forward-looking statements in this press release and related presentation materials are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the amount of insurance reimbursements expected to be received for defense costs for counsel and consultants in connection with the securities litigation and related Securities and Exchange Commission (the “SEC”) and Department of Justice matters, and the following: our history of losses and ability to reach profitability; our reliance on reseller partners; expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures; our ability to renew customer contracts, our ability to renew customer contracts at terms favorable to the Company, the Company’s reliance on third party contract manufacturing and distribution, and a global supply chain; the Company recognizes a substantial portion of its revenue ratably over the term of its agreements, and, as a result, downturns or upturns in sales may not be immediately reflected in its operating results; the rate of innovation required to maintain competitiveness in the markets in which the Company competes; the competitiveness of the market in which the Company competes; the failure of our products to detect threats could result in injury or loss of life, which could harm our brand, reputation, and results of operations; the loss of designation of our Evolv Express® system as a Qualified Anti-Terrorism Technology under the Homeland Security SAFETY Act; risks related to our business model, which is predicated, in part, on building a customer base that will generate a recurring stream of revenues through the sale of our subscription contracts; the ability for the Company to obtain, maintain, protect and enforce the Company’s intellectual property rights and use of “open source” software; the concentration of the Company’s revenues on a single solution; the Company’s ability to timely design, produce and launch its solutions, the Company’s ability to invest in growth initiatives and pursue acquisition opportunities; the limited liquidity and trading of the Company’s securities; risks related to existing and changing tax laws; geopolitical risk and changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; operational risk; risks related to material weaknesses in our internal control over financial reporting and our remediation plans; risks related to increasing attention to and evolving expectations for sustainability initiatives; the impact of fluctuating general economic and market conditions and reductions in spending; the need for additional capital to support business growth, which might not be available on acceptable terms, if at all; and litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on resources. These and other important factors discussed in our most recent report on Form 10-Q or 10-K filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. The forward-looking statements in this press release and related presentation materials are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, it may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should review this press release and the documents that we reference in this press release and related presentation materials with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release and related presentation materials, whether as a result of any new information, future events or otherwise.
Investor Relations:
Brian Norris
Senior Vice President of Finance and Investor Relations
bnorris@evolvtechnology.com

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue:
Product revenue	$7,545	$1,675	$21,637	$6,464
Subscription revenue	21,717	17,263	83,839	65,046
Service revenue	8,151	6,564	29,375	23,467
License fee and other revenue	1,091	3,598	11,054	8,888
Total revenue	38,504	29,100	145,905	103,865
Cost of revenue:
Cost of product revenue	7,825	2,166	24,320	10,735
Cost of subscription revenue	8,971	8,604	36,684	27,846
Cost of service revenue	2,657	1,476	8,410	5,225
Cost of license fee and other revenue	423	113	1,189	597
Total cost of revenue	19,876	12,359	70,603	44,403
Gross profit	18,628	16,741	75,302	59,462
Operating expenses:
Research and development	5,412	5,390	20,619	23,446
Sales and marketing	11,132	13,455	45,626	60,637
General and administrative	10,069	16,759	54,858	56,602
Restructuring costs	—	—	2,662	860
Loss on impairment of property and equipment	—	15	—	224
Total operating expenses	26,613	35,619	123,765	141,769
Loss from operations	(7,985)	(18,878)	(48,463)	(82,307)
Other income, net:
Interest expense	(1,018)	—	(1,732)	—
Interest income	487	548	1,536	2,942
Other income (expense), net	(18)	(50)	99	(83)
Change in fair value of contingent earn-out liability	10,138	1,218	12,435	16,310
Change in fair value of contingently issuable/returnable common stock liability/asset	2,683	311	2,614	2,529
Change in fair value of public warrant liability	6,595	1,131	435	6,592
Total other income, net	18,867	3,158	15,387	28,290
Loss before income taxes	10,882	(15,720)	(33,076)	(54,017)
Provision for income taxes	—	—	$62	$—
Net income (loss)	$10,882	$(15,720)	$(33,138)	$(54,017)
Net income (loss) income attributable to common stockholders – basic and diluted	$10,810	$(15,720)	$(33,138)	$(54,017)

Weighted average common shares outstanding
Basic	174,625,931	158,997,410	168,419,211	156,573,886
Diluted	189,125,126	158,997,410	168,419,211	156,573,886
Net income (loss) per share
Basic	$0.06	$(0.10)	$(0.20)	$(0.34)
Diluted	$0.06	$(0.10)	$(0.20)	$(0.34)

Net income (loss)	$10,882	$(15,720)	$(33,138)	$(54,017)
Other comprehensive (loss) income
Cumulative translation adjustment	(4)	96	(109)	21
Total other comprehensive (loss) income	(4)	96	(109)	21
Total comprehensive income (loss)	$10,878	$(15,624)	$(33,247)	$(53,996)

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$49,150	$37,015
Marketable securities	19,885	14,927
Accounts receivable, net	30,841	28,392
Inventory	9,317	16,963
Current portion of contract assets	878	799
Current portion of commission asset	6,062	5,429
Prepaid expenses and other current assets	35,169	17,921
Total current assets	151,302	121,446
Contract assets, noncurrent	15	657
Commission asset, noncurrent	7,867	7,567
Property and equipment, net	127,522	123,661
Operating lease right-of-use assets	12,303	13,993
Other assets	5,400	735
Total assets	$304,409	$268,059

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,770	$10,492
Accrued expenses and other current liabilities	35,293	19,508
Current portion of deferred revenue	74,924	64,506
Current portion of operating lease liabilities	2,989	2,203
Total current liabilities	122,976	96,709
Deferred revenue, noncurrent	16,716	20,266
Long-term debt	28,596	—
Operating lease liabilities, noncurrent	10,654	12,326
Contingent earn-out liability, noncurrent	374	12,809
Contingently issuable common stock liability, noncurrent	1,809	4,001
Public warrant liability, noncurrent	3,862	4,297
Total liabilities	184,987	150,408

Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 authorized at December 31, 2025 and December 31, 2024; no shares issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value; 1,100,000,000 shares authorized at December 31, 2025 and December 31, 2024; 175,399,488 and 159,602,069 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	18	16
Additional paid-in capital	507,347	472,331
Accumulated other comprehensive loss	(141)	(32)
Accumulated deficit	(387,802)	(354,664)
Stockholders’ equity	119,422	117,651
Total liabilities and stockholders’ equity	$304,409	$268,059

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(33,138)	$(54,017)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	24,340	17,375
Write-off of inventory and change in inventory reserve	2,891	2,578
Loss on impairment of property and equipment	—	224
Loss on impairment of intangible asset	—	983
Loss on disposal of property and equipment	3,787	—
Stock-based compensation	21,096	24,756
Non-cash interest expense	482	—
(Accretion) amortization of (discount) premium on marketable securities, net of change in accrued interest	(126)	447
Non-cash lease expense	1,690	1,420
Change in allowance for expected credit losses	(134)	152
Change in fair value of earn-out liability	(12,435)	(16,310)
Change in fair value of contingently issuable/returnable common stock liability/asset	(2,614)	(2,529)
Change in fair value of public warrant liability	(435)	(6,592)
Changes in operating assets and liabilities
Accounts receivable	(2,315)	(6,997)
Inventory	9,118	(7,852)
Commission assets	(933)	(1,360)
Contract assets	563	905
Other assets	750	467
Prepaid expenses and other current assets	(22,577)	(964)
Accounts payable	3,775	192
Deferred revenue	6,868	12,815
Accrued expenses and other current liabilities	18,902	4,534
Operating lease liability	(886)	(1,080)
Net cash provided by (used in) operating activities	18,669	(30,853)
Cash flows from investing activities:
Development of internal-use software	(5,627)	(6,125)
Purchases of property and equipment	(31,367)	(31,189)
Purchases of marketable securities	(39,388)	(29,367)
Proceeds from maturities of marketable securities	34,556	65,282
Net cash used in investing activities	(41,826)	(1,399)
Cash flows from financing activities:
Proceeds from exercise of stock options	9,085	1,809
Proceeds from long-term debt	26,316	—
Net cash provided by financing activities	35,401	1,809
Effect of exchange rate changes on cash and cash equivalents	(109)	21
Net increase (decrease) in cash and cash equivalents	12,135	(30,422)
Cash and cash equivalents
Cash, cash equivalents, and restricted cash at beginning of period	37,015	67,437
Cash and cash equivalents at end of period	$49,150	$37,015

EVOLV TECHNOLOGY
SUMMARY OF KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended or as of,
($ in thousands)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
New customers	53	84	52	60	54	63	62	64
Annual recurring revenue	$79,192	$87,011	$93,676	$99,351	$105,990	$110,516	$117,200	$120,467
Recurring revenue	$18,961	$21,016	$23,764	$23,678	$25,753	$26,678	$30,120	$29,547
The following table includes the Company's remaining performance obligations for the fiscal quarters from December 31, 2024 through September 30, 2025, which have been updated to reflect immaterial adjustments made as part of the Company’s 2025 year‑end financial reporting process. These changes had no impact on the Company’s statements of operations and comprehensive income (loss), balance sheets, or statements of cash flows for any periods presented.

	As of
($ in thousands)	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Remaining performance obligation (as reported)	$266,704	$261,233	$275,451	$298,560	$293,589
Adjustment	(7,592)	(8,444)	(8,415)	(8,829)	—
Remaining performance obligation (as adjusted)	$259,112	$252,789	$267,036	$289,731	$293,589

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES
(In thousands)
(Unaudited)

	Three Months Ended,
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
	(Restated)	(Restated)
Operating expenses, GAAP	$34,061	$37,128	$34,961	$35,619	$33,539	$33,711	$29,902	$26,613
Stock-based compensation	(6,292)	(7,254)	(7,263)	(3,159)	(4,660)	(5,265)	(5,121)	(5,006)
Loss on impairment of leased equipment	—	—	(209)	(15)	—	—	—	—
Non-recurring employee restructuring and other separation costs	—	(1,000)	—	(2,060)	(2,137)	(827)	(6)	—
Other non-recurring legal and regulatory costs	(476)	(2,185)	(2,339)	(7,284)	(3,561)	(5,979)	36	2,225
Adjusted operating expenses	$27,293	$26,689	$25,150	$23,101	$23,181	$21,640	$24,811	$23,832

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT, GAAP GROSS MARGIN TO ADJUSTED GROSS MARGIN AND GAAP INCOME (LOSS) FROM OPERATIONS TO ADJUSTED OPERATING INCOME (LOSS)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$38,504	$29,100	$145,905	$103,865
Cost of revenue	19,876	12,359	70,603	44,403
Gross profit, GAAP	18,628	16,741	75,302	59,462
Stock-based compensation	274	233	1,044	788
Amortization of capitalized stock-based compensation	150	85	474	137
Loss on impairment of intangible asset	—	983	—	983
Non-recurring employee restructuring and other separation costs	—	—	6	—
Non-recurring inventory charges	—	123	—	2,730
Adjusted gross profit*	$19,052	$18,165	$76,826	$64,100

Gross margin %	48.4%	57.5%	51.6%	57.2%
Adjusted gross margin %	49.5%	62.4%	52.7%	61.7%
*Beginning in the three month period ended September 30, 2025, and on a go-forward basis, management has determined that the loss on disposal of leased equipment should no longer be considered a non-recurring expense, and accordingly, loss on disposal of leased equipment is now reflected within non-GAAP gross margins and adjusted loss from operations.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Loss from operations, GAAP	$(7,985)	$(18,878)	$(48,463)	$(82,307)
Stock-based compensation	5,280	3,392	21,096	24,756
Amortization of capitalized stock-based compensation	150	85	474	137
Loss on impairment of leased equipment	—	15	—	224
Loss on impairment of intangible asset	—	983	—	983
Non-recurring employee restructuring and other separation costs	—	2,060	2,976	3,060
Non-recurring inventory charges	—	123	—	2,730
Other non-recurring legal and regulatory costs	(2,225)	7,284	7,279	12,284
Adjusted loss from operations*	$(4,780)	$(4,936)	$(16,638)	$(38,133)
*Beginning in the three month period ended September 30, 2025, and on a go-forward basis, management has determined that the loss on disposal of leased equipment should no longer be considered a non-recurring expense, and accordingly, loss on disposal of leased equipment is now reflected within non-GAAP gross margins and adjusted loss from operations.

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA AND NET PROFIT MARGIN TO ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$10,882	$(15,720)	$(33,138)	$(54,017)
Depreciation and amortization	6,481	5,442	24,340	17,375
Stock-based compensation	5,280	3,392	21,096	24,756
Interest expense (income)	531	(548)	196	(2,942)
Provision for income taxes	—	—	62	—
Change in fair value of contingent earn-out liability	(10,138)	(1,218)	(12,435)	(16,310)
Change in fair value of contingently issuable/returnable common stock liability/asset	(2,683)	(311)	(2,614)	(2,529)
Change in fair value of public warrant liability	(6,595)	(1,131)	(435)	(6,592)
Loss on impairment of leased equipment	—	15	—	224
Loss on impairment of intangible asset	—	983	—	983
Loss on disposal of leased equipment	284	—	3,787	—
Non-recurring employee restructuring and other separation costs	—	2,060	2,976	3,060
Non-recurring inventory charges	—	123	—	2,730
Other non-recurring legal and regulatory costs	(2,225)	7,284	7,279	12,284
Adjusted EBITDA	$1,817	$371	$11,114	$(20,978)

Net profit margin %	28.3%	(54.0)%	(22.7)%	(52.0)%
Impact of adjustments from Net income (loss) to Adjusted EBITDA	(23.6)%	55.3%	30.3%	31.8%
Adjusted EBITDA margin %	4.7%	1.3%	7.6%	(20.2)%

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EARNINGS (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$10,882	$(15,720)	$(33,138)	$(54,017)
Stock-based compensation	5,280	3,392	21,096	24,756
Amortization of capitalized stock-based compensation	150	85	474	137
Change in fair value of contingent earn-out liability	(10,138)	(1,218)	(12,435)	(16,310)
Change in fair value of contingently issuable/returnable common stock liability/asset	(2,683)	(311)	(2,614)	(2,529)
Change in fair value of public warrant liability	(6,595)	(1,131)	(435)	(6,592)
Loss on impairment of leased equipment	—	15	—	224
Loss on impairment of intangible asset	—	983	—	983
Non-recurring employee restructuring and other separation costs	—	2,060	2,976	3,060
Non-recurring inventory charges	—	123	—	2,730
Other non-recurring legal and regulatory costs	(2,225)	7,284	7,279	12,284
Adjusted loss	$(5,329)	$(4,438)	$(16,797)	$(35,274)

Weighted average common shares outstanding – diluted	174,625,931	158,997,410	168,419,211	156,573,886

Adjusted loss per share – diluted	$(0.03)	$(0.03)	$(0.10)	$(0.23)
*Stock-based compensation, amortization of capitalized stock-based compensation, and non-recurring restructuring and other employee separation costs were recorded in the condensed consolidated statements of operations and comprehensive loss (income) as follows. Prior period amounts are being shown for comparative purposes:

	Three Months Ended,
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Stock-based compensation:
Cost of product revenue	$—	$5	$4	$8	$8	$17	$32	$39
Cost of subscription revenue	91	110	169	154	137	167	146	135
Cost of service revenue	44	51	63	61	67	74	72	80
Cost of license fee and other revenue	3	7	8	10	7	24	19	20
Research and development	902	1,222	1,243	1,153	1,115	1,154	1,227	1,252
Sales and marketing	2,959	2,724	2,516	2,747	1,048	1,710	1,480	1,330
General and administrative	2,431	3,308	3,504	(741)	1,972	2,401	2,414	2,424
Restructuring costs	—	—	—	—	525	—	—	—
Total stock-based compensation	$6,430	$7,427	$7,507	$3,392	$4,879	$5,547	$5,390	$5,280

Amortization of capitalized stock-based compensation:
Cost of subscription revenue	$8	$8	$13	$47	$59	$60	$63	$82
Cost of service revenue	6	7	10	38	44	47	51	68
Total amortization of capitalized stock-based compensation	$14	$15	$23	$85	$103	$107	$114	$150

Non-recurring employee restructuring and other separation costs:
Cost of service revenue	$—	$—	$—	$—	$—	$6	$—	$—
Research and development	—	—	—	—	—	31	—	—
Sales and marketing	—	140	—	63	—	613	6	—
General and administrative	—	—	—	1,997	—	183	—	—
Restructuring costs	—	860	—	—	2,137	—	—	—
Total non-recurring employee restructuring and other separation costs	$—	$1,000	$—	$2,060	$2,137	$833	$6	$—